EXHIBIT 10.54

                              TERMINATION AGREEMENT


         This Termination Agreement (this "AGREEMENT") is made and entered into this 13th day of August, 2004, by and among Tarrant Mexico, S. de R.L. de C.V., a corporation organized under the laws of the Republic of Mexico ("TARRANT MEXICO"), Inmobiliaria Cuadros, S.A., de C.V., a corporation organized under the laws of the Republic of Mexico ("INMOBILIARIA") and Acabados y Cortes Textiles S.A. de C.V., a corporation organized under the laws of the Republic of Mexico ("ACABADOS").

                                    RECITALS

         WHEREAS, Tarrant Mexico, Acabados, and Constructor Solticio S.A. de C.V., a corporation organized under the laws of the Republic of Mexico, are parties to that certain Agreement for Purchase of Assets (the "ASSET PURCHASE AGREEMENT") executed concurrently herewith;

         WHEREAS, Tarrant Mexico and Acabados are parties to (i) that certain Purchase Commitment Agreement, dated October, 2003 (the "PURCHASE COMMITMENT AGREEMENT"), (ii) that certain Lease Agreement, dated August 29, 2003, related to the lease of the premises located in Ixtlacuiztla, Tlaxcala, Mexico (the "TLAXCALA LEASE AGREEMENT"), and (iii) that certain Lease Agreement, dated August 29, 2003, related to the lease of the premises located in Municipia de Ajalpan, Puebla, Mexico (the "AJALPAN LEASE AGREEMENT");

         WHEREAS, Tarrant Mexico, Inmobiliaria and Acabados are parties to that certain Facilities Management Agreement, dated August 29, 2003 (the "FACILITIES MANAGEMENT AGREEMENT");

         WHEREAS, Tarrant Mexico and Inmobiliaria are parties to that certain lease agreement with respect to the premises that are the subjects of the Tlaxcala Lease Agreement and Ajalpan Lease Agreement, which lease agreement is referred to in the recitals to the Tlaxcala Lease Agreement and Ajalpan Lease Agreement (the "MASTER LEASE AGREEMENT," and together with the Production Commitment Agreement, the Facilities Management Agreement, the Tlaxcala Lease Agreement, and the Aljalpan Lease Agreement, the "OPERATIVE AGREEMENTS"); and

         WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the parties have agreed to suspend the performance of certain provisions of, and to terminate, the Operative Agreements as provided herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

         1. CAPITALIZED TERMS. Capitalized terms not otherwise defined in this Agreement shall have the meanings provided in the Asset Purchase Agreement.

         2. TERMINATION. Effective as of and conditional upon the occurrence of the purchase and sale of the Assets and Real Property under the Asset Purchase Agreement on the Closing Date, Tarrant Mexico, Inmobiliaria and Acabados hereby terminate the Operative Agreements to which each is a party, and agree that, except with respect to those obligations which, by the express terms of the applicable Operative Agreement, survive termination thereof (the "CONTINUING OBLIGATIONS"), none of Tarrant Mexico, Inmobiliaria or Acabados shall have any obligation to any other party pursuant to any of the Operative Agreements ("OPERATIVE AGREEMENT TERMINATION").

         3.       PRE-CLOSING DATE SUSPENSION OF OBLIGATIONS.

                  (a) For the period (the "SUSPENSION PERIOD") commencing on July 1, 2004 and continuing until the earlier of (i) the Operative Agreement Termination and (ii) the date the Asset Purchase Agreement is terminated pursuant to its terms (the "APA TERMINATION DATE"), Tarrant Mexico hereby agrees that Acabados' obligation to pay the Base Monthly Rent and VAT (as each such term is defined in the applicable lease agreement) under each of the Tlaxcala Lease Agreement and the Ajalpan Lease Agreement shall be suspended, and Tarrant Mexico hereby waives its right to receive any such suspended payments during the Suspension Period. If the Asset Purchase Agreement is terminated prior to the Closing Date, then on the APA Termination Date all Base Monthly Rent and VAT under each of the Tlaxcala Lease Agreement and the Ajalpan Lease Agreement that has accrued during the Suspension Period shall be immediately due and payable to Tarrant Mexico. If the Operative Agreement Termination occurs, then Acabados' obligation to pay all amounts of Base Monthly Rent and VAT that have accrued during the Suspension Period shall terminate.

                  (b) During the Suspension Period, Acabados hereby agrees that Tarrant Mexico's obligations under the Purchase Commitment Agreement to purchase the Minimum Commitment of Fabric (as such terms are defined in the Purchase Commitment Agreement), and to pay any cash amount under Section 1.5 of such agreement for failing to satisfy such Minimum Commitment, shall be suspended, and Acabados hereby waives its right to enforce such provisions during the Suspension Period. If the Asset Purchase Agreement is terminated prior to the Closing Date, then on the APA Termination Date, Tarrant Mexico shall immediately satisfy it Purchase Commitment obligation for each monthly period included in the Suspension Period. If the Operative Agreement Termination occurs, then Tarrant Mexico's obligation to satisfy the Purchase Commitment for all monthly periods included in the Suspension Period shall terminate.

         4.       RELEASES.

                  (a) RELEASE. Effective as of and conditional upon the occurrence of the purchase and sale of the Assets and Real Property under the Asset Purchase Agreement on the Closing Date, each party hereto, and its respective shareholders, directors, officers, employees, representatives, successors and assigns release and forever discharge each of the other parties and its respective shareholders, directors, officers, employees, representatives, successors and assigns from any and all disputes, claims, liabilities, actions, demands, damages, causes of actions (in law or in equity), claims for relief, promises, suits, debts, liens, contracts, costs and expenses (including attorneys' fees and costs), whether or not known or suspected to exist, arising out of or in any manner relating to the negotiation, entry into, performance under or termination of the Operative Agreements, other than performance by any party of any Continuing Obligation.

                  (b) UNKNOWN FACTS. Except for the obligations arising under this Agreement and the Asset Purchase Agreement, the parties expressly waive and relinquish all rights and benefits afforded by Section 1542 of the California Civil Code, and do so understanding and acknowledging the significance of such specific waiver of Section 1542, which provides:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release, the parties expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all claims not known or suspected to exist at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.]

         5.       MISCELLANEOUS.

                  (a) CONSULTATION WITH COUNSEL. This Agreement has been voluntarily and knowingly executed by each party hereto, after having had an opportunity to consult with legal counsel.

                  (b) SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator or mediator not to be enforceable in accordance with its terms, the parties agree that the court , governmental body, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

                  (c) TITLES AND SUBTITLES. The section and paragraph headings contained in this Agreement are inserted for convenience only, and will not affect in any way the meaning or interpretation of this Agreement.

                  (d) GOVERNING LAW. This Agreement and the performance of the transactions and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law principles.

                  (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties in respect of its subject matter and supercedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

                  (f) AMENDMENTS AND WAIVERS. This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the parties to be bound thereby. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

                  (h) SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder will inure to the benefit of, and be binding upon, their respective representatives, successors and assigns.

                  (i) ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party will be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.







                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                            TARRANT MEXICO, S. DE R.L. DE C.V.


                            By:      /s/ Corazon Reyes
                                     -------------------------------------------
                                     Corazon Reyes
                                     Its:     Authorized Representative
                                              ----------------------------------



                            INMOBILIARIA CUADROS, S.A. DE C.V.


                            By:      /s/ Kamel Nacif
                                     -------------------------------------------
                                     Its:     Authorized Representative
                                              ----------------------------------


                            ACABADOS Y CORTES TEXTILES S.A. DE C.V.,


                            By:      /s/ Kamel Nacif
                                     -------------------------------------------
                                     Its:     Authorized Representative
                                              ----------------------------------